Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

jfarrar@stellarone.com

STELLARONE CORPORATION

ANNOUNCES EARNINGS OF $6.1 MILLION FOR SECOND QUARTER 2008

Charlottesville, VA, July 29, 2008 – StellarOne Corporation (NASDAQ: STEL) (StellarOne) today reported second quarter 2008 earnings of $6.1 million, up 35.2% from $4.5 million for the second quarter of 2007, and up sequentially greater than 100% from $2.1 million in the first quarter of 2008. Net income per diluted share was $.27, down 35.7% from $.42 per share for the same period in 2007. StellarOne’s earnings for the second quarter of 2008 produced an annualized return on average assets (ROA) of .81% and an annualized return on average equity (ROE) of 6.72%, compared to prior year ratios of 1.15% and 11.82%, respectively. For the first six months of 2008, net income was $8.2 million, down 3.9% from $8.6 million for the same period in 2007. Net income per diluted share was $.44, down 44.3% from $.79 for the first six months of 2007. ROA and ROE for the six month period was .64% and 5.63%, respectively, compared to 1.08% and 11.31% for the same period in 2007. StellarOne’s year to date operating results include the former Virginia Financial Group, Inc. (VFG) for the entire period, but results from the former FNB Corporation (FNB) are only included from February 28, 2008 forward, representing the period subsequent to consummation of the merger of equals transaction between VFG and FNB. This will impact all comparisons to first quarter 2008 contained herein. Historical 2007 data contained herein reflects only the results of the former VFG prior to merger.

Excluding net-of-tax effects of both the nonrecurring merger expenses of $929 thousand and increase in revenues from the amortization of purchase accounting adjustments of $2.4 million associated with the consummation of the merger, earnings for the second quarter would have been $4.6 million or $.21 per diluted share, an increase in earnings of $104 thousand or 2.3% and decrease in earnings per share of $.21 or 50.0% compared to the second quarter of 2007. ROA and ROE would have been .61% and 5.09%, respectively. Excluding, net-of-tax effects of both the nonrecurring merger expenses of $3.3 million and the net increase in income from the amortization of purchase accounting adjustments of $2.4 million associated with the consummation of the merger, earnings for the six month period would have been $9.1 million or $.48 per diluted share, an increase in earnings of $879 thousand or 10.7% and decrease in earnings per share of $.31 or 39.2% compared to the first six months of 2007. ROA and ROE would have been .71% and 6.23%, respectively.

O. R. Barham, Jr., President and CEO, commented, “We had many accomplishments during the second quarter, and are about where we thought we would be from an earnings standpoint in the face of continuing weakness in the economy, real estate markets and turmoil in the banking sector. While we are encouraged by the improvement in our levels of non-performing assets as compared to last quarter, it is tempered by the fact that business activity continues to slow. This contributed to several credit downgrades during the quarter, necessitating an increase in provisioning for loan losses. We will continue to be vigilant in our monitoring and provisioning of our loan portfolio throughout the remaining part of this year. StellarOne’s strong capital levels will help us weather this economic downturn. Once economic conditions improve, this same strong capital position will allow us to further grow our franchise.”

“As anticipated, earnings continued to be impacted by nonrecurring integration expenses associated with putting our affiliate banks together. It has been roughly eight weeks since we completed our merger creating Virginia’s largest commercial based bank. We are encouraged by our initial retention rates and appreciate the loyalty of our customer base. StellarOne now serves over 84,000 households through 64 branches and 80 ATM machines. We have been included in the Russell 3000 index; have approximately 8,500 shareholders and now trade over 74,000 shares (3 month average) of stock a day. We also now possess the fifth largest deposit share in the state of Virginia. We have created a great company with an even greater future, and will continue to manage through a difficult environment and prepare the Company to capitalize on improved market conditions.”

Financial Performance

Net Interest Income

Net interest income amounted to $29.3 million for the second quarter of 2008, up $14.4 million or 96.7% compared with $14.9 million for the same quarter in 2007. Growth in average earning assets of $1.3 billion or 87.6% over 2007 associated with the VFG/FNB merger was the primary contributor to this increase. The net interest margin for the second quarter of 2008 was 4.37%, up sixty-two basis points sequentially compared to 3.75% for the first quarter of 2008, and up fifteen basis points when compared to 4.22% for the second quarter of 2007. Margin for the quarter was positively impacted by the loan discount, CD premium and a borrowing premium associated with the VFG/FNB merger, all of which began amortizing during the quarter. These premiums and discounts stem from adjusting assets and liabilities to their respective market values as part of the purchase adjustments associated with the merger. Margin adjusted for the purchase accounting items for the quarter and six month period amounted to 3.75% and 3.74%, respectively. Core margin is expected to experience modest compression as the rate of improvement in cost of funds slows, the level of loan growth continues to be impacted by market conditions, and the positive effects of amortizing the purchase adjustments lessen. Other factors that could change this result include the level of non-performing assets and the direction of short term rates for the remainder of the year.

Asset yields rose sequentially, with an average yield on assets of 6.51% for the second quarter of 2008, compared to 6.46% for the first quarter of 2008 and decreased forty-eight basis points when compared to 6.99% for the second quarter of 2007. Average cost of interest bearing liabilities decreased to 2.53% for the second quarter of 2008, as compared to 3.23% for the first quarter of 2008 and 3.43% for the second quarter of 2007. This decrease in funding costs during the quarter was predominantly the result of reductions in interest expense of $1.8 million and $758 thousand, which related to the amortization of premiums on CD’s and FHLB advances, respectively, that were adjusted to market value as part of the merger. Additionally, funding costs were also reduced due to recent actions taken by the Fed and an increased level of CD maturities repricing during the quarter. For the six months ended June 30, 2008, net interest income was $46.8 million, an increase of $17.5 million or 60.1% from $29.3 million for the same period in 2007. The net interest margin for the six month period ended June 30, 2008 was 4.08%, compared to 4.14% for the same period in 2007. The amortization of the purchase adjustments affected the margin for the six month period to a lesser degree than the quarter, but still helped to offset compression related to the decline in the targeted Federal funds rate and increases in nonperforming assets when compared to June 30, 2007.

Non-Interest Income

Total non-interest income was $7.6 million for the second quarter of 2008, up $3.3 million or 76.4% compared with $4.3 million for the second quarter of 2007 and up $2.4 million or 48.1% sequentially compared with $5.2 million for the first quarter of 2008. Retail banking fee income increased $2.0 million or greater than 100% to $3.9 million, compared to $1.9 million in the second quarter of 2007. Mortgage banking revenue amounted to $1.4 million, an increase of $712 thousand or greater than 100%, as compared to $645 thousand for the second quarter of 2007, and up sequentially $486 thousand or 55.8% from the first quarter of 2008. Revenues from trust and brokerage for the second quarter were $1.4 million, up $238 thousand or 20.7% compared to $1.2 million in the second quarter of 2007, and up sequentially $172 thousand or 14.1% from the first quarter of 2008. Losses on the sale of foreclosed assets amounted to $260 thousand for the second quarter of 2008, the majority of which related to the sale of a residential development property foreclosed on during the first quarter.

Non-interest Expense

Non-interest expense for the second quarter of 2008 amounted to $24.6 million, up $11.7 million or 91.5% from $12.9 million for the same period in 2007, and up sequentially $5.6 million or 29.3% from the first quarter of 2008. StellarOne’s efficiency ratio was 65.26% for the quarter, compared to 64.85% for the same quarter in 2007. For the six month period ended June 30, 2008, the efficiency ratio was 71.51%, compared to 65.21% for the same period in 2007. Excluding the impact of nonrecurring revenue and expense items noted above, the efficiency ratio was 67.29% and 66.74% for the quarter and six month period ended June 30, 2008, respectively. Excluding the effects of nonrecurring merger expenses of $5.1 million associated with the consummation of the merger of equals transaction between VFG and FNB, non-interest expense for the first six months of 2008 would have amounted to $38.6 million, up $13.4 million or 53.4% from $25.1 million for the same period in 2007. Noninterest expense for the quarter was affected in the same manner as the six month period by the related increases in incremental costs and nonrecurring merger expenses.

Balance Sheet

At June 30, 2008, total assets were $3.03 billion, compared to $1.60 billion at June 30, 2007. Shareholder’s equity at June 30, 2008 was $366.5 million, an increase of $211.5 million or greater than 100% compared to June 30, 2007. Shareholder’s equity represented 12.09% of total assets at June 30, 2008, while tangible equity capital represented 9.57% of tangible assets at June 30, 2008. Book value at June 30, 2008 was $16.22 per share, compared to $14.36 at June 30, 2007.

Average loans for the second quarter were $2.29 billion, up $1.08 billion or 89.3% from the second quarter of 2007, and up sequentially from $1.63 billion for the first quarter of 2008. Average securities were $403.2 million, up $145.1 million or 87.3% from the second quarter of 2007. Average deposits for the second quarter were $2.37 billion, up $800.8 million or 50.9% from the first quarter of 2008. Average borrowings, consisting predominately of FHLB advances and commercial paper for the second quarter amounted to $301.5 million, an increase of $128.6 million or 74.3% compared to the same period in 2007, and up sequentially $11 thousand or 3.8% from the first quarter of 2008.

Goodwill associated with the merger of equals transaction amounted to $59.5 million, resulting in aggregate goodwill of $73.4 million at June 30, 2008. The core deposit intangible associated with the transaction was $8.6 million, resulting in aggregate core deposit intangibles of $11.3 million at June 30, 2008.

Asset Quality

StellarOne’s ratio of non-performing assets as a percentage of total assets amounted to .86% as of June 30, 2008, compared to .20% at June 30, 2007 and 1.02 % at March 31, 2008. The increase compared to the same period in the prior year is a result of declining market conditions in general. The net decrease of $5.8 million on a linked quarter basis relates to significant reductions in nonaccrual loans and the sale of foreclosed assets during the quarter. Net charge-offs as a percentage of average loans receivable amounted to .22% for the quarter ended June 30, 2008, compared to none for the same period in 2007 and .13% for the quarter ended March 31, 2008. At June 30, 2008, the allowance for loan losses approximates the aggregate balance of non-performing loans, while the allowance as a percentage of total loans amounted to 1.25%. StellarOne recorded a provision for loan losses for the second quarter of $2.8 million compared to net charge-offs of $1.3 million for the period, which compares to no provision and $34 thousand in net recoveries for the three months ended June 30, 2007. The increased levels of provisioning reflect actions taken to address the continuing deterioration of credit quality in a small number of larger real estate construction credits and weakened real estate conditions in a few of the market’s served. However, the Company remains well diversified in both the types of loans within the portfolio and markets served throughout the Commonwealth.

Quarterly Dividend

The Board of Directors of StellarOne Corporation has declared a quarterly dividend of $.16 per share, payable on August 25, 2008 to shareholders of record on August 4, 2008. This dividend represents a yield of 3.71% based on the closing price of StellarOne’s stock on July 25, 2008 ($17.25).

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and asset management services, via its trust company division. Through the activities of its sole affiliate, StellarOne Bank, StellarOne operates 64 full-service financial centers, 4 loan production offices, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.stellarone.com.

QUARTERLY PERFORMANCE SUMMARY

StellarOne Corporation (NASDAQ: STEL)

(Dollars in thousands, except per share data)

			Percent
	For the Three Months Ended		Increase
	6/30/2008	6/30/2007	(Decrease)
INCOME STATEMENT
Interest income - taxable equivalent	$44,709	$25,604	74.62%
Interest expense	14,720	10,151	45.01%
Net interest income - taxable equivalent	29,989	15,453	94.07%
Less: taxable equivalent adjustment	656	538	21.93%
Net interest income	29,333	14,915	96.67%
Provision for loan and lease losses	2,835	—	N/A
Net interest income after provision for loan and lease losses	26,498	14,915	77.66%
Noninterest income	7,647	4,336	76.36%
Noninterest expense	24,609	12,854	91.45%
Provision for income taxes	3,396	1,856	82.97%
Net income	$6,140	$4,541	35.21%
PER SHARE DATA
Basic earnings	$0.27	$0.42	-35.71%
Diluted earnings	$0.27	$0.42	-35.71%
Shares outstanding	22,600,357	10,792,797
Weighted average shares -
Basic	22,585,161	10,792,467
Diluted	22,651,991	10,817,882
Dividends paid on common shares	$0.16	$0.16
PERFORMANCE RATIOS
Return on average assets	0.81%	1.15%	-29.57%
Return on average equity	6.72%	11.82%	-43.15%
Return on average realized equity (A)	6.72%	11.76%	-42.86%
Net interest margin (taxable equivalent)	4.37%	4.22%	3.54%
Efficiency (taxable equivalent) (B)	65.26%	64.85%	0.63%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$27,037	$14,501
Provision for loan losses	2,835	—
Charge offs	(1,908)	(34)
Recoveries	651	28
Net charge-offs	(1,257)	(6)
End of period	$28,615	14,495
Non-performing assets:
Non-accrual loans	$22,392	$3,139
Loans 90+ days past due and still accruing	465	—
Foreclosed assets	2,260	—
Troubled debt restructurings	814	—
Total non-performing assets	$25,931	$3,139
to total assets:	0.86%	0.20%
to total loans plus foreclosed assets:	1.13%	0.26%
Allowance for loan losses to total loans	1.25%	1.21%
Net charge-offs	$1,257	$6
Net charge-offs to average loans outstanding	0.22%	0.00%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.

(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

StellarOne Corporation (NASDAQ: STEL)

(Dollars in thousands, except per share data)

			Percent
	For the Six Months Ended		Increase
	6/30/2008	6/30/2007	(Decrease)
INCOME STATEMENT
Interest income - taxable equivalent	$75,469	$51,099	47.69%
Interest expense	27,832	20,742	34.18%
Net interest income - taxable equivalent	47,637	30,357	56.92%
Less: taxable equivalent adjustment	790	1,087	-27.32%
Net interest income	46,847	29,270	60.05%
Provision for loan and lease losses	3,787	165	>100.00%
Net interest income after provision for loan and lease losses	43,060	29,105	47.95%
Noninterest income	12,812	8,164	56.93%
Noninterest expense	43,647	25,141	73.61%
Provision for income taxes	3,998	3,568	12.05%
Net income	$8,227	$8,560	-3.89%
PER SHARE DATA
Basic earnings	$0.44	$0.79	-44.30%
Diluted earnings	$0.44	$0.79	-44.30%
Shares outstanding	22,600,357	10,792,797
Weighted average shares -
Basic	18,831,352	10,791,224
Diluted	18,899,355	10,819,352
Dividends paid on common shares	$0.32	$0.32
PERFORMANCE RATIOS
Return on average assets	0.64%	1.08%	-40.74%
Return on average equity	5.63%	11.31%	-50.22%
Return on average realized equity (A)	5.65%	11.25%	-49.78%
Net interest margin (taxable equivalent)	4.08%	4.14%	-93.75%
Efficiency (taxable equivalent) (B)	71.51%	65.21%	9.66%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$15,082	$14,500
Provision for loan losses	3,787	165
Charge-offs	(2,526)	(245)
Recoveries	733	75
Net (charge-offs) recoveries	(1,793)	(170)
Allowance acquired via acquisition	11,539	—
End of period	$28,615	$14,495
Allowance for loan losses to total loans	1.25%	1.21%
Net charge-offs	$1,793	$170
Net charge-offs to average loans outstanding	0.18%	0.03%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.

(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

StellarOne Corporation (NASDAQ: STEL)

(Dollars in thousands, except per share data)

			Percent
SELECTED BALANCE SHEET DATA			Increase
(Dollars in thousands)	6/30/2008	6/30/2007	(Decrease)
End of period balances
Cash and cash equivalents	$136,360	$41,451	>100.00%
Securities available for sale	348,716	251,307	38.76%
Securities held to maturity	929	2,653	-64.98%
Total securities	349,645	253,960	37.68%
Real estate - construction	385,290	215,142	79.09%
Real estate - 1-4 family residential	738,049	317,879	>100.00%
Real estate - commercial and multifamily	849,978	524,527	62.05%
Commercial, financial and agricultural	231,377	100,441	>100.00%
Consumer loans	71,823	29,580	>100.00%
All other loans	13,716	6,266	>100.00%
Total loans	2,290,233	1,193,835	91.84%
Deferred loan costs	841	1,012	-16.90%
Allowance for loan losses	(28,615)	(14,495)	97.41%
Net loans	2,262,459	1,180,352	91.68%
Core deposit intangibles, net	11,142	3,546	>100.00%
Goodwill	73,386	13,896	>100.00%
Bank owned life insurance	28,208	10,471	>100.00%
Other assets	169,495	79,953	>100.00%
Total assets	3,030,695	1,583,629	91.38%
Noninterest bearing deposits	346,861	233,110	48.80%
Money market & interest checking	747,711	315,840	>100.00%
Savings	208,039	91,553	>100.00%
CD’s and other time deposits	1,112,137	595,839	86.65%
Total deposits	2,414,748	1,236,342	95.31%
Federal funds purchased and securities sold under agreements to repurchase	1,746	—	N/A
Federal Home Loan Bank advances	195,733	85,500	>100.00%
Subordinated debt	32,991	20,619	60.00%
Commercial paper	—	73,724	-100.00%
Other borrowed funds	59	873	-93.24%
Other liabilities	18,874	11,555	63.34%
Total liabilities	2,664,151	1,428,613	86.49%
Total stockholders’ equity	$366,544	$155,016	>100.00%
Accumulated comprehensive loss	$(1,179)	$(1,972)	-40.21%

Average balances
	For the Three Months Ended		Percent Increase
	6/30/2008	6/30/2007	(Decrease)
Total assets	$3,049,826	$1,582,575	92.71%
Total stockholders’ equity	$367,327	$154,045	>100.00%

	For the Six Months Ended
	6/30/2008	6/30/2007
Total assets	$2,579,607	$1,595,169	61.71%
Total stockholders’ equity	$293,823	$152,685	92.44%
OTHER DATA
End of period full time employees	901	536

QUARTERLY PERFORMANCE SUMMARY

StellarOne Corporation (NASDAQ: STEL)

(Dollars in thousands)

			Percent
	For the Three Months Ended		Increase
	6/30/2008	6/30/2007	(Decrease)
Interest Income
Loans, including fees	$39,208	$22,278	75.99%
Deposits in other banks	9	4	>100.00%
Investment securities:
Taxable	3,147	1,715	83.50%
Tax-exempt	995	926	7.45%
Dividends	339	134	>100.00%
Federal funds sold	354	9	>100.00%
Total interest income	44,052	25,066	75.74%
Interest Expense
Deposits	12,458	7,843	58.84%
Federal funds repurchased and securities sold under agreements to repurchase	5	117	-95.73%
Federal Home Loan Bank advances	1,631	969	68.32%
Subordinated debt	466	421	10.69%
Commercial paper	156	791	-80.28%
Other borrowings	3	10	-70.00%
Total interest expense	14,719	10,151	45.00%
Net interest income	29,333	14,915	96.67%
Provision for loan losses	2,835	—	N/A
Net interest income after provision for loan losses	26,498	14,915	77.66%
Noninterest Income
Retail banking fees	3,896	1,920	>100.00%
Commissions and fees from fiduciary activities	1,071	857	24.97%
Brokerage fee income	318	294	8.16%
Other operating income	1,080	652	65.64%
(Losses) gains on sale of premises and equipment	(21)	1	>100.00%
Gains (losses) on securities available for sale	206	(32)	>100.00%
Losses on sales of foreclosed assets	(260)	(1)	>100.00%
Mortgage banking-related fees	1,357	645	>100.00%
Total noninterest income	7,647	4,336	76.36%
Noninterest Expense
Compensation and employee benefits	11,763	7,037	67.16%
Net occupancy	1,834	885	>100.00%
Supplies and equipment	2,170	1,166	86.11%
Amortization-intangible assets	531	161	>100.00%
Marketing	831	393	>100.00%
State franchise taxes	585	299	95.65%
Data processing	992	430	>100.00%
Telecommunications	457	236	93.64%
Professional fees	640	378	69.31%
Other operating expenses	4,806	1,869	>100.00%
Total noninterest expense	24,609	12,854	91.45%
Income before income taxes	9,536	6,397	49.07%
Income tax expense	3,396	1,856	82.97%
Net income	$6,140	$4,541	35.21%

QUARTERLY PERFORMANCE SUMMARY

StellarOne Corporation (NASDAQ: STEL)

(Dollars in thousands)

			Percent
	For the Six Months Ended		Increase
	6/30/2008	6/30/2007	(Decrease)
Interest Income
Loans, including fees	$66,469	$44,264	50.16%
Deposits in other banks	12	10	20.00%
Investment securities:
Taxable	5,210	3,549	46.80%
Tax-exempt	1,832	1,869	-1.98%
Dividends	606	260	>100.00%
Federal funds sold	551	61	>100.00%
Total interest income	74,680	50,013	49.32%
Interest Expense
Deposits	22,663	16,373	38.42%
Federal funds purchased and securities sold under agreements to repurchase	60	225	-73.33%
Federal Home Loan Bank advances	3,539	1,746	>100.00%
Subordinated debt	930	838	10.98%
Commercial paper	635	1,545	-58.90%
Other borrowings	6	16	-62.50%
Total interest expense	27,833	20,743	34.18%
Net interest income	46,847	29,270	60.05%
Provision for loan losses	3,787	165	>100.00%
Net interest income after provision for loan losses	43,060	29,105	47.95%
Noninterest Income
Retail banking fees	6,463	3,663	76.44%
Commissions and fees from fiduciary activities	1,969	1,685	16.85%
Brokerage fee income	638	550	16.00%
Other operating income	2,099	1,059	98.21%
Losses on sale of premises and equipment	(64)	(4)	>100.00%
Gains (losses) on securities available for sale	238	(32)	>100.00%
Losses on sale of foreclosed assets	(759)	(1)	N/A
Mortgage banking-related fees	2,228	1,244	79.10%
Total noninterest income	12,812	8,164	56.93%
Noninterest Expense
Compensation and employee benefits	22,931	13,856	65.50%
Net occupancy	2,995	1,759	70.27%
Supplies and equipment	3,710	2,286	62.29%
Amortization-intangible assets	691	325	>100.00%
Marketing	1,248	642	94.39%
State franchise taxes	980	543	80.48%
Data processing	2,076	898	>100.00%
Telecommunications	746	475	57.05%
Professional fees	1,214	528	>100.00%
Other operating expenses	7,056	3,829	84.28%
Total noninterest expense	43,647	25,141	73.61%
Income before income taxes	12,225	12,128	0.80%
Income tax expense	3,998	3,568	12.05%
Net income	$8,227	$8,560	-3.89%

STELLARONE CORPORATION

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED JUNE 30, 2008 AND 2007

(Dollars in thousands)

	Three months ended June 30,
	(unaudited)
	2008			2007
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates
Assets
Loans receivable, net	$2,288,804	$39,329	6.91%	$1,209,394	$22,317	7.40%
Investment securities
Taxable	307,571	3,500	4.50%	164,210	1,849	4.45%
Tax exempt	95,604	1,531	6.34%	93,876	1,425	6.01%

Total investments	403,175	5,031	4.94%	258,086	3,274	5.02%
Interest bearing deposits	3,943	9	0.90%	378	4	4.19%
Federal funds sold	63,198	340	2.13%	667	9	5.34%

	470,316	5,380	4.53%	259,131	3,287	5.02%

Total earning assets	2,759,120	44,709	6.51%	1,468,525	25,604	6.99%

Total nonearning assets	290,706			114,050

Total assets	$3,049,826			$1,582,575

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$497,074	$506	0.41%	$164,391	$70	0.17%
Money market	191,406	817	1.71%	149,997	898	2.40%
Savings	211,158	1,755	3.33%	95,490	325	1.37%
Time deposits:
Less than $100,000	769,415	5,664	2.95%	397,884	4,199	4.23%
$100,000 and more	364,876	3,717	4.09%	204,382	2,351	4.61%

Total interest-bearing deposits	2,033,929	12,459	2.46%	1,012,144	7,843	3.11%
Federal funds purchased and securities sold under agreements to repurchase	7,919	5	0.25%	8,352	117	5.54%
Federal Home Loan Bank advances	236,186	1,631	2.73%	73,643	968	5.20%
Subordinated debt	32,991	466	5.59%	20,619	421	8.08%
Commercial paper	23,821	156	2.59%	69,605	791	4.50%
Other borrowings	573	3	2.07%	715	11	6.09%

	301,490	2,261	2.97%	172,934	2,308	5.28%

Total interest-bearing liabilities	2,335,419	14,720	2.53%	1,185,078	10,151	3.43%

Total noninterest-bearing liabilities	347,080			243,452

Total liabilities	2,682,499			1,428,530
Stockholders’ equity	367,327			154,045

Total liabilities and stockholders’ equity	$3,049,826			$1,582,575

Net interest income (tax equivalent)		$29,989			$15,453

Average interest rate spread			3.98%			3.56%
Interest expense as percentage of average earning assets			2.14%			2.77%
Net interest margin			4.37%			4.22%

STELLARONE CORPORATION

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(Dollars in thousands)

	Six months ended June 30,
	(unaudited)
	2008			2007
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates
Assets
Loans receivable, net	$1,958,566	$66,628	6.84%	$1,214,647	$44,343	7.36%
Investment securities
Taxable	255,090	6,468	5.02%	169,495	3,809	4.47%
Tax exempt	89,971	1,838	4.04%	94,363	2,876	6.06%

Total investments	345,061	8,306	4.76%	263,858	6,685	5.04%
Interest bearing deposits	2,214	12	1.07%	501	10	3.97%
Federal funds sold	44,910	523	2.29%	2,241	61	5.41%

	392,185	8,841	4.46%	266,600	6,756	5.04%

Total earning assets	2,350,751	75,469	6.45%	1,481,247	51,099	6.96%

Total nonearning assets	228,856			113,922

Total assets	$2,579,607			$1,595,169

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$401,052	$899	0.45%	$161,918	$133	0.17%
Money market	161,291	1,482	1.84%	164,755	2,154	2.64%
Savings	169,115	2,796	3.32%	96,002	627	1.32%
Time deposits:
Less than $100,000	641,569	10,962	3.43%	406,338	8,632	4.28%
$100,000 and more	310,141	6,525	4.22%	209,001	4,827	4.66%

Total interest-bearing deposits	1,683,168	22,664	2.70%	1,038,014	16,373	3.18%
Federal funds purchased and securities sold under agreements to repurchase	6,681	59	1.75%	8,118	225	5.51%
Federal Home Loan Bank advances	210,851	3,538	3.32%	67,956	1,745	5.11%
Subordinated debt	28,708	930	6.41%	20,619	838	8.08%
Commercial paper	49,010	635	2.56%	66,721	1,545	4.61%
Other borrowings	678	6	1.75%	531	16	5.99%

	295,928	5,168	3.45%	163,945	4,369	5.30%

Total interest-bearing liabilities	1,979,096	27,832	2.81%	1,201,959	20,742	3.47%

Total noninterest-bearing liabilities	306,688			240,525

Total liabilities	2,285,784			1,442,484
Stockholders’ equity	293,823			152,685

Total liabilities and stockholders’ equity	$2,579,607			$1,595,169

Net interest income (tax equivalent)		$47,637			$30,357

Average interest rate spread			3.64%			3.49%
Interest expense as percentage of average earning assets			2.37%			2.82%
Net interest margin			4.08%			4.14%